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                                                                Exhibit 23.1(3)

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NCO Group, Inc. of our report dated October 28, 1998 on our audits of the financial statements of Medaphis Services Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995. We also consent to the references to our firm under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
July 14, 1999